UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 29, 2018

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2018, The Boeing Company (“Boeing”) entered into a $2.61 billion, 364-day revolving credit agreement (the “364-Day Credit Agreement”) with Citigroup, N.A. (“Citibank”) and JPMorgan Chase Bank, N.A. as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A. as syndication agent and Citibank as administrative agent, and a syndicate of lenders as defined in the 364-Day Credit Agreement. This facility replaces Boeing’s previous 364-day credit agreement, which was scheduled to terminate on October 31, 2018.

Under the 364-Day Credit Agreement, Boeing will pay a fee of 0.04% per annum on the commitments. Borrowings under the 364-Day Credit Agreement that are not based on Eurodollar rates will bear interest at an annual rate equal to the highest of (1) the rate announced publicly by Citibank, from time to time, as its “base” rate, (2) the federal funds rate plus 0.50% and (3) the ICE benchmark settlement rate for US dollars for a period of one month plus 1.00%. Borrowings under the 364-Day Credit Agreement that are based on Eurodollar rates will generally bear interest based on an applicable ICE benchmark settlement rate plus 0.835% per annum. The 364-Day Credit Agreement contains customary terms and conditions, including covenants restricting Boeing’s ability to permit consolidated debt (as defined in the agreement) in excess of 60% of Boeing’s total capital (as defined in the agreement) or to incur liens, merge or consolidate with another entity. Events of default include: (1) failure to pay outstanding principal or interest within five business days of when due, (2) determination that any representation or warranty was incorrect in any material respect when made, (3) failure to perform any other term, covenant or agreement, which failure is not remedied within 30 days of notice, (4) a cross-default with other debt in certain circumstances, (5) the incurrence of certain liabilities under the Employee Retirement Income Security Act and (6) bankruptcy and other insolvency events. If an event of default occurs and is continuing, the lenders would have the right to accelerate and require the repayment of all amounts outstanding under the applicable agreement and would not be required to advance any additional funds.

The 364-Day Credit Agreement is scheduled to terminate on October 30, 2019, subject to Boeing’s right to extend the term for an additional 364 days or, following payment of additional fees, convert outstanding borrowings into term loans with a maturity date that is the one-year anniversary of the termination date.

Reference is hereby made to that certain five-year revolving credit agreement (as previously extended and amended, the “5-Year Credit Agreement”), dated as of November 10, 2011, among Boeing, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A. as syndication agent, and Citibank as administrative agent, and a syndicate of lenders as defined in the 5-Year Credit Agreement. On October 31, 2018, the parties to the 5-Year Credit Agreement entered into Amendment No. 5 to the 5-Year Credit Agreement to, among other things, extend the term. The 5-Year Credit Agreement, which consists of $2.51 billion of total commitments, is now scheduled to terminate on October 31, 2023. The 5-Year Credit Agreement is otherwise subject to the same material terms and conditions as previously disclosed in Boeing’s Forms 8-K dated November 10, 2011, October 14, 2014, November 4, 2015, November 2, 2016, and November 1, 2017.

Certain of the lenders and their affiliates have performed, and may in the future perform, for Boeing and its subsidiaries, various banking, underwriting, and other financial services, for which they receive customary fees and expenses.

The foregoing description is qualified in its entirety by the 364-Day Credit Agreement and Amendment No. 5 to the 5-Year Credit Agreement, which are filed as exhibits 10.1 and 10.2 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01.	Other Events.

On October 31, 2018, Boeing issued $700,000,000 in aggregate principal amount of senior notes (the “Notes”) consisting of (1) $350,000,000 in aggregate principal amount that bear interest at the rate of 3.450% per annum and will mature on November 1, 2028 (the “2028 Notes”) and (2) $350,000,000 in aggregate principal amount that bear interest at the rate of 3.850% per annum and will mature on November 1, 2048 (the “2048 Notes”). Interest on the Notes is payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2019. The Notes are unsecured and have the same rank as Boeing’s other unsecured and unsubordinated debt.

The Notes were issued pursuant to an Indenture dated as of February 1, 2003, between Boeing and The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank. The sale of the Notes was made pursuant to the terms of a Purchase Agreement (the “Purchase Agreement”), dated October 29, 2018, by and among Boeing and (1) with respect to the 2028 Notes, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC and (2) with respect to the 2048 Notes, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the purchasers named therein. Boeing may redeem the Notes in whole or in part, upon at least 10 days’ notice but not more than 60 days’ notice, at any time prior to maturity at the applicable redemption price described in the Final Prospectus Supplement dated October 29, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2018 (the “Final Prospectus Supplement”).

The Notes were registered under the Securities Act of 1933, as amended, pursuant to Boeing’s Registration Statement on Form S-3 (Registration No. 333-219630), as filed with the SEC on August 2, 2017. Boeing has filed with the SEC a Prospectus dated August 2, 2017, a Preliminary Prospectus Supplement dated October 29, 2018, a Free Writing Prospectus dated October 29, 2018, and the Final Prospectus Supplement in connection with the public offering of the Notes.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. Kirkland & Ellis LLP has issued an opinion, dated October 31, 2018, to Boeing regarding certain legal matters with respect to the offering of the Notes, a copy of which is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement.

5.1	Opinion of Kirkland & Ellis LLP.

10.1	364-Day Credit Agreement.

10.2	Amendment No. 5 to Five-Year Credit Agreement.

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Grant M. Dixton
Grant M. Dixton
Vice President, Deputy General Counsel and Corporate Secretary

Dated: October 31, 2018